As filed with the Securities and Exchange Commission on December 30, 2016

Registration No. 333-137844

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8
REGISTRATION STATEMENT NO. 333-137844

UNDER THE SECURITIES ACT OF 1933

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FLAMEL TECHNOLOGIES S.A.

(Exact name of Registrant as specified in its charter)

Republic of France	98-0639540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Parc Club du Moulin à Vent 33, avenue du Docteur Georges Levy Vénissieux France	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

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Warrants to Directors
(Full title of the plans)

Phillandas T. Thompson, Esq.
Flamel Technologies S.A.
16640 Chesterfield Grove Road
Suite 200
Chesterfield, MO 63005
(Name and address of agent for service)

(636) 449-1840

(Telephone number, including area code, of agent for service)

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Copies of all correspondence to:

Timothy I Kahler, Esq.
Joseph Walsh, Esq.
Troutman Sanders LLP
875 Third Avenue

New York, NY 10022
(212) 704-6000

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-137844) (the “Registration Statement”) of Flamel Technologies S.A., a société anonyme incorporated under the laws of the Republic of France (the “Company”). The Warrants to Directors has expired in accordance with its terms. All stock options granted under the plan have been exercised, terminated or expired.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Company which remained unsold at the termination of the offering, the Company hereby terminates the effectiveness of the Registration Statement and, by means of this post-effective amendment, removes from registration all securities registered under the Registration Statement which remained unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chesterfield, Missouri, on December 30, 2016.

FLAMEL TECHNOLOGIES S.A.

By:	/s/ Michael S. Anderson
Michael S. Anderson
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael S. Anderson Michael S. Anderson	Chief Executive Officer (Principal Executive Officer) and Director	December 30, 2016

/s/ Michael F. Kanan Michael F. Kanan	Chief Financial Officer (Principal Financial Officer)	December 30, 2016

/s/ David P. Gusky David P. Gusky	Corporate Controller (Principal Accounting Officer)	December 30, 2016

/s/ Craig R. Stapleton Craig R. Stapleton	Non-Executive Chairman of the Board and Director	December 30, 2016

Director
Guillaume Cerutti

/s/ Francis J.T. Fildes Francis J.T. Fildes	Director	December 30, 2016

/s/ Benoit Van Assche Benoit Van Assche	Director	December 30, 2016

Director
Christophe Navarre